UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 28, 2010

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York          14513
(Address of principal executive offices)                              (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ultralife Corporation (NASDAQ: ULBI) reported operating income of $4.7 million on revenue of $53.3 million for the quarter ended September 26, 2010. For the third quarter of 2009, the company reported an operating loss of $0.4 million on revenue of $42.4 million.

Gross margin for the third quarter of 2010 was $14.9 million, or 27.9% of revenue, compared to $10.4 million, or 24.5% of revenue, for the same quarter a year ago, reflecting a favorable mix of high-margin Communications Systems revenue, including  strong AMTI amplifier revenue, and Battery & Energy Products manufacturing efficiencies notably in the company’s China operations. Included in gross margin for the third quarter last year was a $1.3 million gain related to the resolution of a trade dispute.

The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

(a)	Exhibits.

99.1 Press Release dated October 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION
Dated:	October 28, 2010	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer & Treasurer

INDEX TO EXHIBITS

(99)	Additional Exhibits

99.1 Press Release dated October 28, 2010.